UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway,
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 2.02         Results of Operations and Financial Condition.

On March 22, 2021, BioLife Solutions, Inc. (the “Company”) issued a press release announcing the financial results and operational highlights for the fourth quarter and full year ended December 31, 2020. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

On March 22, 2021, the Company announced it had entered into a definitive agreement and plan of merger (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, a newly formed Delaware subsidiary of the Company will merge with and into Global Cooling, Inc. (“GCI”), a Delaware corporation. GCI, a manufacturer of ultra-low temperature mechanical freezers, which will continue as the surviving corporation and a wholly-owned subsidiary of the Company. The announcement included certain financial information about the Company for the quarter and year ended December 31, 2020 and certain preliminary unaudited 2020 financial information about GCI. In addition, the Company provided certain joint projections for the year 2021 and 2022.

A copy of the press release issued by the Company announcing the execution of the Merger Agreement is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated March 22, 2021
99.2	Press release, dated March 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.
Date: March 22, 2021	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer and Chief Operating Officer